UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

LIFE CARE MEDICAL DEVICES LIMITED
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54632	98-0576696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

257 Minorca Beach Way, Suite 1606, New Smyrna Beach, FL	32169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (386) 410-4239

880 Third Avenue, Suite 905, New York, NY 10022

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 16, 2015, Life Care Medical Devices Limited (the “Company”) became aware that the Securities and Exchange Commission (the “Commission”) intended to issue an order to schedule a public hearing for the purpose of taking evidence to determine whether the registration of the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), should be suspended or revoked due to a failure to file the required Exchange Act reports in a timely manner.  Pursuant to Rule 240(a) of the Rules of Practice of the Commission, the Company has submitted an offer to the Commission to voluntarily resolve the issue. As a result, the Company expects its common stock to be deregistered in the near future pursuant to Section 12(j) of the Exchange Act. The Company has the right to re-register at any time in the future via the filing of a Form 10, assuming it meets that Form's filing requirements.  The company intends to file the Form 10 in the near future.

As noted on the cover page of this Report, the Company’s address is 257 Minorca Beach Way, Suite 1606, New Smyrna Beach, Florida 32169 and its current telephone number is (386) 410-4239. The Company’s Chief Executive Officer is Richard Prati. No prior periodic or current report had been filed by the Company to provide this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CARE MEDICAL DEVICES LIMITED

Date: October 29, 2015	/s/ Richard Prati
Name: Richard Prati
Title: Chief Executive Officer